Exhibit 99.1

Chardan Healthcare Acquisition Corp. Shareholders Approve Definitive Merger Agreement with BiomX Ltd.

– Combined Company Expected to Be Listed on the NYSE American Stock Exchange Under Symbols PHGE, PHGE.U, and PHGE.WS –

NEW YORK and Ness Ziona, Israel, October 23, 2019 -- Chardan Healthcare Acquisition Corp. (NYSE: CHAC, “CHAC”), a special purpose acquisition company sponsored by affiliates of Chardan Capital Markets LLC (“Chardan”) announced today that its shareholders have voted to approve CHAC’s previously announced business combination with BiomX Ltd. (“BiomX”), a microbiome company developing both natural and engineered phage therapies. More than 97% of the shares voted today at CHAC’s special meeting of stockholders were voted in favor of the proposed transaction with BiomX. CHAC’s board of directors had previously approved the business combination and recommended that its shareholders vote in favor. BiomX’s board of directors and stockholders had also previously approved the business combination.

The transaction is expected to close on October 28, 2019, subject to the satisfaction or waiver of certain closing conditions. The combined company will be renamed BiomX Inc. and its shares of common stock, units, and warrants are expected to trade on the NYSE American on October 29, 2019 under the symbols PHGE, PHGE.U, and PHGE.WS, respectively.

About the Merger

As announced on July 16, 2019, CHAC agreed to merge with BiomX, a privately-held biotechnology company whose investors include OrbiMed, Johnson & Johnson Innovation - JJDC, Inc. (JJDC), Takeda Ventures, Inc., MiraeAsset, Seventure Partners’ Health for Life Capital I, SBI Japan-Israel Innovation Fund, as well as RM Global Partners (RMGP) BioPharma Investment Fund.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which was filed by CHAC with the Securities and Exchange Commission (SEC).

Advisers

Chardan is acting as CHAC's M&A and capital markets adviser. Cantor is acting as capital markets adviser to BiomX. Loeb & Loeb LLP and Meitar Liquornik Geva Leshem Tal are representing CHAC. Goodwin Procter LLP, Mayer Brown LLP and ZAG-S&W Zysman Aharoni Gayer & Co are representing BiomX.

About BiomX

BiomX is a clinical stage microbiome company developing both natural and engineered phage cocktails designed to target and destroy bacteria that affect the appearance of skin, as well as harmful bacteria in chronic diseases, such as IBD, PSC, and cancer. BiomX discovers and validates proprietary bacterial targets and customizes phage compositions against these targets. See www.biomx.com.  No portion of BiomX’s website is incorporated by reference into or otherwise deemed to be a part of this press release.

About Chardan Healthcare Acquisition Corp.

CHAC is a special purpose acquisition company formed for the purpose of effecting a merger, acquisition, or similar business combination. CHAC raised $70.0 million in December 2018 for the purpose of combining with a public or privately-held operating business. CHAC was founded and sponsored by affiliates of Chardan Capital Markets LLC. CHAC is Chardan’s fifth publicly traded acquisition vehicle. CHAC’s securities are currently traded on the NYSE-American exchange under the symbols CHAC, CHAC.U, and CHAC.W and are expected to subsequently trade under the symbols PHGE, PHGE.U, and PHGE.W after the close of the business combination with BiomX.

Safe Harbor Language

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this press release regarding the proposed business combination, including the anticipated initial enterprise value and post-closing equity value, the benefits of the proposed business combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the proposed transactions contemplated by the definitive agreement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHAC and BiomX managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event that could give rise to the termination of the agreement with respect to the business combination; (2) the outcome of any legal proceedings that may be instituted against CHAC, the combined company, or others following the announcement of the business combination and the business combination agreement; (3) the inability to complete the business combination due to the failure to satisfy other conditions to closing in the business combination agreement; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws; (5) the ability to meet NYSE American listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of BiomX as a result of the announcement and consummation of the business combination; (7) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with third parties and partners, obtain adequate supply of raw materials and retain its management and key employees; (8) costs related to the business combination; (9) changes in applicable laws or regulations; (10) the possibility that BiomX or the combined company may be adversely affected by other economic, business, regulatory, and/or competitive factors; (11) BiomX estimates of expenses; (12) the impact of foreign currency exchange rates and interest rates fluctuations on the results of BiomX or the combined company; and (13) other risks and uncertainties indicated in the proxy statement of CHAC to be filed by CHAC with the SEC in connection with the business combination, including those under “Risk Factors” therein, and other documents filed or to be filed from time to time with the SEC by CHAC. A further list and description of risks and uncertainties can be found in CHAC’s Prospectus dated December 14, 2018 filed with the SEC and in the proxy statement on Schedule 14A filed with the SEC by CHAC in connection with the proposed transaction, and other documents that the parties may file or furnish with the SEC, which you are encouraged to read. Any forward-looking statement made by us in this press release is based only on information currently available to CHAC and BiomX and speaks only as of the date on which it is made. CHAC and BiomX undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CHAC contact:
Jonas Grossman
Chief Executive Officer

Chardan Healthcare Acquisition Corp.
+1-212-920-9000

grossmanj@chardanspac.com

BiomX contact:
Assaf Oron
Chief Business Officer
BiomX
+972-54-2228901
assafo@biomx.com